Exhibit 99.2

Third Quarter 2016 Financial Results October 25, 2016

1 Important Notices | 3Q16 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that ( i ) Bohai shareholders do not approve the transaction or that CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2015 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities .

Executing on Our 2016 Priorities

1 Focus on Our Core Businesses	▪ Announced definitive agreement to sell CIT Commercial Air to Avolon Holdings; targeted close by end of 1Q 2017 ▪ Closed sale of Canada Equipment and Corporate Finance businesses on October 1st
2 Improve Profitability and Return Capital	▪ On track to complete 30% of $125 million annual expense save target by year-end ▪ Deposits represent approximately 66% of total funding; weighted average deposit coupon decreased 3 bps from the prior quarter ▪ Received non-objection to amended capital plan, approved to return up to $3.3 billion of common equity to shareholders(1)
3 Maintain Strong Risk Management	▪ Commercial credit reserve(2) 1.9% of finance receivables ▪ Non-accruals 1.0% of finance receivables ▪ 11.7% coverage(3) on energy loans ▪ Common Equity Tier 1 ratio 13.7% up ~30 bps from the prior quarter

(1) Amended capital plan approval authorizes CIT to return $2.975 billion of common equity from the net proceeds of the Commercial Air sale; additional $0.325 billion contingent upon the issuance of a similar amount of Tier 1 qualifying preferred stock.
(2) Commercial allowance for loan losses plus principal loss discount as % of commercial finance receivables (before the principal loss discount).
(3) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.

CIT | 3Q16 Earnings 2

Key Performance Metrics

	2Q16	3Q16	Near-Term Outlook Commentary(1)	Post Air Separation 2018 Target
Net Finance Margin(2)	3.7%	3.6%	▪ Expect to trend towards 3.5%	3.0–3.5%
Credit provision(2)	0.2%	0.3%	▪ Expect to be in the middle of the range with variability	0.25–0.50%
Other income(2)	0.7%	0.5%	▪ Continued variability from strategic initiatives	0.6–0.75%
Operating Expenses(2)(3)	2.2%	2.2%	▪ Implementation of $125 million cost reduction program progressing ▪ Costs related to strategic initiatives will more than offset impact of cost reduction initiatives	1.9–2.2%
Net Efficiency Ratio(4)	49.8%	53.1%		Low 50s
Tax Rate	34%	34%	▪ Low 30% range excluding discrete items	<40%
CET1 Ratio(5)	13.4%	13.7%	-	10–11%
Adjusted ROATCE(6)	8.3% / 0.6%(7)	7.5%	-	10%

(1) Excludes impact of transferring Commercial Air and Business Air to discontinued operations.
(2) As % of average earnings assets.
(3) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(4) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance margin and other income).
(5) Capital ratios are preliminary as of 9/30/16 and based on fully phased-in Basel III estimates.
(6) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets. See Appendix page 19 for calculation.
(7) Includes impact of $163 million after tax charge related to the Financial Freedom interest curtailment reserve.

CIT | 3Q16 Earnings 3

Performance Highlights & Trends

At or For the Period Ended	3Q16	2Q16	1Q16	4Q15	3Q15
EPS (Diluted) – Total (1)	**$0.65**	$0.07	$0.73	$0.72	$3.61
EPS (Diluted) – Continuing Ops. (1)	**$0.73**	$0.90	$0.75	$0.75	$3.63
EPS (Diluted) impact from VA Reversal *(U.S. Federal DTA)*	**-**	-	-	-	$3.37
Book Value Per Share	**$55.62**	$55.07	$55.16	$54.61	$53.74
Tangible Book Value Per Share (TBVPS)	**$49.02**	$48.45	$48.39	$47.77	$47.09
Pre-tax return on Average Earning Assets (ROAEA) – Continuing Ops. (2)	**1.53%**	1.86%	1.38%	0.95%	1.04%
After-tax return on Average Earning Assets (ROAEA) – Continuing Ops. (2)	**1.01%**	1.22%	1.02%	0.98%	5.31%
Net Finance Margin – Continuing Ops.	**3.63%**	3.65%	3.74%	3.57%	3.67%
Net Efficiency Ratio – Continuing Ops. (3)	**53.1%**	49.8%	49.2%	53.3%	62.2%
Adjusted ROATCE – Continuing Ops.	**7.5%**	8.3%	7.1%	7.1%	2.6%
Net Charge-offs (% of AFR (4))	**0.31%**	0.53%	0.65%	0.40%	0.86%
Allowance for loan losses as % of Finance Receivables for Commercial assets (5)	**1.93%**	1.83%	1.87%	1.79%	1.78%
CET1 Ratio/Tier 1 Capital Ratio(6)	**13.7%**	13.4%	13.1%	12.7%	12.5%
Total Capital Ratio(6)	**14.4%**	14.1%	13.8%	13.2%	13.0%

(1) Includes U.S. VA reversal impact of $647 million, $3.37 diluted EPS in 3Q15.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment.
(3) Excluding transaction costs, 3Q15 net efficiency ratio of 57.6%. Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income).
(4) Average finance receivables (AFR) is computed using month-end balances and is the average of finance receivables which includes loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment.
(5) Beginning in 3Q15, the ratio is calculated to include the impact of the principal loss discount associated with acquired OneWest receivables and is ALL plus principal loss discount on Commercial loans divided by Commercial Finance Receivables before the impact of the principal loss discount.
(6) Capital ratios are preliminary as of 9/30/16 and based on fully phased-in Basel III estimates.

CIT | 3Q16 Earnings 4

5 ($ Millions, except per share data) Noteworthy Items in 3Q16 Items in 3Q16 Results Continuing Operations Reported Diluted EPS (Continuing) $0.73 Impact Segment Item Line Item Total Pre - tax After tax Per share Corporate China Valuation Allowance Tax Provision - ($16) ($0.08) Transportation Finance Business Air Impairment Other Income ($18) ($11) ($0.05) Corporate Restructuring Operating Expenses ($2) ($1) ($0.01) EPS based on 202.8 million average diluted shares outstanding, $ impacts are rounded. | 3Q16 Earnings Discontinued Operations Reported Diluted EPS (Total) $0.65 Item Total Pre - tax After tax Per share Reverse Mortgage Servicing Rights Impairment ($19) ($12) ($0.06)

6 Financing & Leasing Assets (FLA) Highlights 22.3 21.6 22.0 21.5 21.2 18.7 20.0 19.9 20.0 19.9 7.3 7.2 7.2 7.2 7.2 1.8 1.6 1.2 1.1 1.0 0 20 40 60 3Q15 4Q15 1Q16 2Q16 3Q16 ($ Billions) ▪ Total FLA decreased slightly as higher prepayments, asset sales and run - off were almost completely offset by new originations ▪ Commercial Banking: Decreased 1%, primarily driven by higher prepayments and asset sales in Commercial Finance ▪ Transportation Finance: Rail growth offset by decline in Aerospace and Maritime ▪ Consumer and Community Banking: Legacy Consumer Mortgages annualized run - off of 12% in the quarter was offset by growth in Other C onsumer B anking Consumer and Community Banking Transportation Finance Commercial Banking Non - Strategic Portfolios $50.1 $50.4 $50.3 $49.7 $49.3 Total Reported | 3Q16 Earnings

Net Finance Margin Trends – (Continuing Operations)

Net Finance Revenue & Net Finance Margin



($ Millions)
3.67%
3.57%
3.74%
3.65%
3.63%
482
528
553
541
535
421
447
482
458
457
3Q15
4Q15
1Q16
2Q16
3Q16
Net Finance Revenue less other items
Other Items (1)
NFM

Yield Analysis (2)	3Q16	2Q16	3Q15	▲ bps 2Q16	▲ bps 3Q15
Interest bearing deposits and investments	1.27%	1.24%	1.06%	0.03	0.21
Loans	5.91	5.96	5.95	(0.05)	(0.04)
Operating leases (net)	7.61	7.75	8.40	(0.14)	(0.79)
Indemnification assets	(4.59)	(9.06)	0.39	4.47	(4.20)
Earning assets	5.52	5.56	5.81	(0.04)	(0.29)
Deposits	1.25	1.26	1.37	(0.01)	(0.12)
Borrowings	4.21	4.10	4.20	0.11	0.01
Interest-bearing liabilities	2.29	2.28	2.53	0.01	(0.24)

Highlights

- Other items primarily include purchase accounting accretion based on unpaid principal balance of the loans (vs. OneWest's carrying value)
- Stable Net Finance Margin from prior quarter primarily reflects:
  - ~15 bps reduction related to lower yields and increases in maintenance costs in Rail
  - ~3 bps reduction of purchase accounting accretion and interest recoveries
  - \+ ~14 bps benefit from lower operating lease expenses in Commercial Air

(1) Other items include suspended depreciation, interest recoveries/prepayments, other loan and debt FSA and purchase accounting accretion.
(2) More detail is available in the average balance sheet within the third quarter 2016 press release.

CIT | 3Q16 Earnings 7

8 31 29 26 24 29 30 35 33 28 32 31 17 11 28 22 (52) (50) 31 24 (9) -55 -30 -5 20 45 70 95 120 145 Other Income Trends – Components (Continuing Operations) Factoring commissions Fee revenues Gains on sales of leasing equipment All other income ($ Millions) 3 Q15 1 Q16 2 Q 16 3 Q16 4Q15 Total Reported ▪ Higher factoring commissions primarily driven by seasonally higher volume ▪ H igher fee revenues driven by higher capital markets fees ▪ Lower gains on sales of leasing equipment primarily driven by Rail ▪ All other income primarily reflects: - TRS mark - to - market charge of $20 million - Business Air impairment charge of $18 million + Mortgage Backed Securities gains of $10 million Highlights $39 $30 $101 $104 $74 | 3Q16 Earnings

Asset Quality Trends – (Continuing Operations)

($ Millions)

Non-accrual Loans & Net Charge-offs

Non-accrual Loans % of FR				
0.7%	0.9%	0.9%	0.9%	1.0%



215
268
295
283
289
0.9%
0.4%
0.7%
0.5%
0.3%
3Q15
4Q15
1Q16
2Q16
3Q16
Non-accrual Loans
Net Charge-offs % to AFR(1)

Allowance for Loan Losses - Commercial



1.8%
1.8%
1.9%
1.8%
1.9%
1.3%
1.4%
1.6%
1.6%
1.7%
334
350
390
379
397
3Q15
4Q15
1Q16
2Q16
3Q16
Princ. Loss Disc
Allowance for Loan Losses (ALL)
ALL % to FR
ALL + Princ Loss Disc. % to FR before principle loss discount

Highlights

- Non-accrual balances increased from the prior quarter primarily due to $49 million from one account in the Maritime portfolio partially offset by accounts returned to accrual, repayments and charge-offs
- Allowance for loan losses increased primarily due to reserve build in Commercial Banking from modest increases across divisions, as well as $5 million related to Maritime
- The reduction in Net Charge-Offs reflected lower energy charge-offs
- ALL as a % of finance receivables on commercial loans increased to 1.7%
  - Including the principal loss discount, ALL as a % of finance receivables is 1.9%
- 11.7% coverage[2] on energy loans – see page 16 for more detail

(1) 3Q16, 2Q16, 1Q16, 4Q15, and 3Q15, included approximately $8 million, $25 million, $9 million, $19 million, and $40 million respectively, of charge-offs related to the transfer of loans to held for sale; exclusive of these charge-offs, net charge-offs as a % to AFR would have been 20 bps, 20 bps, 53 bps, 16 bps, and 17 bps respectively.
(2) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.

CIT | 3Q16 Earnings 9

Operating Expenses Trends – (Continuing Operations)

Net Efficiency Ratio [1]

3Q15	4Q15	1Q16	2Q16	3Q16
62.2%	53.3%	49.2%	49.8%	53.1%

($ Millions)



334
358
349
338
332
32
15
10
17
20
292
283
312
305
304
3Q15
4Q15
1Q16
2Q16
3Q16

3Q16 Walk [2]



325
321
10
3
323
15
17
20
(12)
310
305
304
4Q15 Normalized (3)
2Q16
2Q16 Elevated REO & FDIC Expenses
Commercial Banking Expenses (4)
OWB & Other Strategic Initiatives
3Q16

Amortization of Intangibles | Restructuring Charges | Costs Related to OneWest Acquisition & Other Strategic Initiatives | All Other Operating Expenses

Highlights

- On track to complete 30% of $125 million annual expense save target by year-end
- Progress on cost reduction initiatives in 4Q16 expected to be more than offset by higher costs related to strategic initiatives
- 3Q15 included two months of OneWest Bank operating expenses; all periods thereafter reflect full impact

Certain balances may not sum due to rounding.
(1) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income). Excluding transaction costs, net efficiency ratio of 57.6% in 3Q15.
(2) Exclusive of amortization of intangibles and restructuring charges.
(3) Includes reversal of accrued compensation and benefits of $19 million and other general administrative expenses of $8 million.
(4) Predominantly higher sales and local taxes in Equipment Finance.

CIT | 3Q16 Earnings 10

Commercial Banking

($ in millions)	3Q16	2Q16	3Q15	$ Inc/ (Dec) ▲ 2Q16	▲ 3Q15
Interest Income	285	289	252	(4)	34
Net Rental Income	8	7	7	1	1
Interest Expense	76	75	67	2	9
Net Finance Revenue	216	222	191	(5)	26
Other Income	66	61	71	5	(5)
Credit Provision	39	11	43	28	(4)
Operating Expenses	161	149	147	12	15
Pre-tax Income	82	122	72	(41)	10

Key Metrics	3Q16	2Q16	3Q15	▲ 2Q16	▲ 3Q15
AEA	20,385	20,575	18,724	(190)	1,661
NFM	4.2%	4.3%	4.1%	(0.1%)	0.2%
Net Efficiency Ratio	56.6%	52.1 %	55.4%	(4.5%)	(1.2%)
PTI-ROAEA	1.6%	2.4%	1.5%	(0.8%)	0.1%

Commentary

vs. Prior Quarter

- Net Finance Revenue decreased due to a interest recovery on a loan previously charged off that positively impacted the prior quarter
- Other Income increased primarily due to seasonally higher factoring commissions, and stronger capital market fees, partially offset by lower gains on asset sales
- Credit Provision increased due to an increase in the allowance for loan losses resulting from modest increases across divisions
- Operating Expenses increased reflecting higher sales and local taxes in Equipment Finance

vs. Year-ago Quarter

- Prior year comparisons are impacted by the OneWest Bank acquisition in 3Q15 which resulted in higher Net Finance Revenue and higher Operating Expenses

3Q15 reflects two months of OneWest Bank results.
Certain balances may not sum due to rounding.

CIT | 3Q16 Earnings 11

12 Commentary $ Inc/ (Dec) ($ in millions) 3Q16 2Q16 3Q15 2Q16 3Q15 Interest Income 51 50 50 1 1 Net Rental Income 373 382 368 (9) 5 Interest Expense 147 147 140 - 7 Maintenance & Other 60 65 56 (5) 5 Net Finance Revenue 217 220 223 (3) (5) Other Income 7 12 23 (5) (17) Credit Provision 6 16 (2) (10) 7 Operating Expenses 62 62 54 - 8 Pre - tax Income 157 154 194 2 (37) ▪ Net Finance R evenue decreased slightly due to lower rental revenue in Rail ▪ Other Income decreased due to lower asset sales gains ▪ Credit Provision decreased but continue to reflect reserve increases in Maritime ▪ Net Finance R evenue decreased due to the benefit from higher average earning assets being offset by a lower average yield ▪ Other Income decreased largely reflecting higher impairments ▪ Operating Expenses increased reflecting the higher Commercial Air separation initiative costs Key Metrics 3Q16 2Q16 3Q15 2Q16 3Q15 AEA 20,953 20,946 19,009 7 1,944 NFM 4.2% 4.2% 4.7% (0.1%) (0.5%) Net Efficiency Ratio 27.6% 26.1% 21.8% (1.5%) (5.8%) PTI - ROAEA 3.0% 2.9% 4.1% 0.1% (1.1%) Transportation Finance Certain balances may not sum due to rounding. vs. Prior Quarter vs. Year - ago Quarter | 3Q16 Earnings

13 Commentary $ Inc/ (Dec) ($ in millions) 3Q16 2Q16 3Q15 2Q16 3Q15 Interest Income 103 105 74 (3) 29 Interest Expense 2 6 14 (4) (12) Net Finance Revenue 101 100 60 2 41 Other Income 7 12 - (5) 7 Credit Provision 2 1 5 1 4 Operating Expenses 88 93 59 (5) 29 Pre - tax Income 19 17 (4) 2 23 ▪ Pre - tax income increased slightly driven primarily by lower operating expenses offset by lower other income ▪ Current quarter benefited from higher other income due to gains on REO. Comparisons to the prior year are impacted by the timing of the 2015 acquisition of OneWest Bank. Key Metrics 3Q16 2Q16 3Q15 2Q16 3Q15 AEA 7,658 7,729 5,128 (74) 2,528 NFM 5.3% 5.2% 4.7% 0.1% 0.6% Net Efficiency Ratio 76.8% 79.6% 92.7% (5.5%) (18.6%) PTI - ROAEA 1.0% 0.9% (0.3%) 0.1% 1.3% Consumer and Community Banking 3Q15 reflects two months of OneWest Bank results. Certain balances may not sum due to rounding. vs. Prior Quarter vs. Year - ago Quarter | 3Q16 Earnings

14 13.0% 13.2% 13.8% 14.1% 14.4% 12.5% 12.7% 13.1% 13.4% 13.7% 15.1% 13.4% 13.8% 13.9% 14.2% 3Q15 4Q15 1Q16 2Q16 3Q16 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio Strong Capital Position 9.5 9.6 9.8 9.8 9.9 8.8 8.9 9.1 9.1 9.2 3Q15 4Q15 1Q16 2Q16 3Q16 TBV CET1 Capital Tangible Book Value / CET1 Risk Based Capital Ratios (1) ▪ Total capital comprised mostly of high quality CET1 capital ▪ All regulatory capital ratios increased sequentially reflecting current period earnings and a reduction in RWA - RWA primarily reflects the reduction in assets Highlights | 3Q16 Earnings (1) Capital ratios are preliminary as of 9/30/16 and based on fully phased - in Basel III estimates. ($ Billions) 70.3 70.2 69.2 67.8 67.4 3Q15 4Q15 1Q16 2Q16 3Q16 Risk Weighted Assets (RWA) ($ Billions)

15 APPENDIX | 3Q16 Earnings

Exposure to Energy – Oil & Gas Loans

($ Billions)


Commercial
$22.0
Consumer
$7.2
Energy Services
$0.2
Midstream
$0.2
Exploration & Production
$0.3
Total Loans: $29.9
Energy: ~$0.7
(2.4% of Total Loans)

- $704 million or 2.4% of total loans
- Loss coverage of 11.7%(1)
- ~39% of loans are Criticized
- 66% Line Utilization(2)
- Non-accruals of ~$105 million – ~50% current
- ~90% are Shared National Credits
- Less than 5% are Leveraged Loans
- Majority of portfolio is secured by:
  - Traditional reserve-based lending assets
  - Working capital assets
  - Long-lived fixed assets

($ Millions)	Outstanding	Line Utilization(3)	Criticized(4)	Commentary
E & P	$335	70%	53%	▪ Geographically diversified across the major producing basins ▪ Oil 43%/Gas 57%
Midstream	$193	58%	5%	▪ Long-lived infrastructure that store and transport essential commodity products
Energy Services	$176	71%	56%	▪ Geographically diversified across the major producing basins ▪ Almost all loans are secured

(1) Reflects the purchase accounting discount for loans acquired from OneWest Bank and the allowance for loan losses.
(2) Line Utilization of 70% in 2Q16.
(3) Line Utilization % at 2Q16: E&P 72%, Midstream 66%, Energy Services 71%.
(4) Criticized % at 2Q16: E&P 62%, Midstream 10%, Energy Services 61%.

CIT | 3Q16 Earnings 16

17 GAAP Tax vs. Economic Tax – (Continuing Operations ) 3Q16 2Q16 1Q16 FY15 Pre - tax Income $225 $275 $204 $579 (1) GAAP tax provision includes discrete tax items of $16 million, $4 million, $11 million and $624 million for 3Q16, 2Q16, 1Q16 and FY15, respectively. (2) EPS based on 202.8 million, 202.3 million, 202.1 million and 186.4 million for 3Q16, 2Q16, 1Q16, and FY15, respectively. $ impacts are rounded. ($ Millions, except per share data) GAAP Tax Benefit (Provision) (1) ($77) ($94) ($53) $488 Net Income $148 $181 $152 $1,067 Reported EPS (2) $0.73 $0.90 $0.75 $5.72 Effective Tax Rate 34% 34% 26% (84%) Cash Taxes $56 ($6) ($2) ($10) Effective Tax Rate (Cash) (25%) 2% 1% 2% ▪ Reset of GAAP effective tax rate in 2015 due to prior year partial valuation allowance reversal ▪ 3 Q16 GAAP taxes reflect discrete items of $16 million ▪ Excluding discrete items effective tax rate of 27% ▪ 3 Q16 C ash taxes were a refund of $ 56 million Commentary | 3Q16 Earnings

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117,000



Mill/Coil Gondolas, 10%
Coal, 9%
Boxcars, 8%
Flatcars, 4%
Locomotives, 3%
Other, 0%
Covered Hopper-Other, 31%
Covered Hopper- O&G Related, 9%
Tank Cars- Other, 13%
Tank Cars - O&G Related, 13%

O&G = Oil and Gas

Operating Leases by Industry



Cement and Building Products, 7%
Petrochemicals , 5%
Coal and Utilities, 3%
Chemicals (non petrochemical), 3%
Other, 2%
Steel and Metals, 2%
Mining, 0%
Petroleum and gas, 48%
Rail, 19%
Agriculture, 12%

Total Net Investment:~$6.2B

Commentary

- Diversified fleet serving a broad range of customers and industries
  - Approximately 500 clients
  - ~75% shippers and ~25% railroads
  - Strong credit profile (~50% investment grade)
  - Young, well maintained equipment (avg. age: 11 yrs.)
- Utilization and lease rate trends coming off peak levels across multiple commodity types
  - Tank cars: ~15,000 for the transportation of crude
  - Sand cars: ~10,000 supporting crude and natural gas drilling
  - Coal cars: ~11,000 for the transportation of coal
  - ~$95 million in net investment supporting the oil & gas and coal industries up for renewal in the fourth quarter
  - ~$400 million in net investment supporting the oil & gas and coal industries up for renewal in 2017
- Portfolio management strategies
  - Shorten lease terms while lease rates are weaker
  - Maximize bank funding on orderbook
  - Selective disposal of non-performing assets
  - Divert cars from energy to alternative services (e.g. sand to cement, tank cars to ethanol and other refined products, etc.)

CIT | 3Q16 Earnings 18

19 Adjusted ROTCE Calculation Current quarter capital amounts are preliminary. (1) Before discrete items. (1) | 3Q16 Earnings Adjusted ROTCE Calculation 3Q16 2Q16 1Q16 4Q15 3Q15 ($ in millions) A Net Income (Continuing Ops) $148 $181 $152 $151 $697 Goodwill Impairment $0 $0 $0 $0 $0 Amortization of Intangibles $6 $6 $6 $7 $5 B Tax Effected Goodwill Impairment and Amortization of Intangibles $5 $4 $4 $6 $4 Effective Tax Rate (for respective quarter) 27% 33% 31% 9% 24% C Impact from Valuation Allowance -$16 $0 $0 $4 $647 A + B - CNet Income After Adjustments $169 $185 $156 $153 $54 D Annualized Net Income After Adjustments $675 $741 $625 $613 $215 Average Tangible Common Equity $9,875 $9,830 $9,714 $9,561 $8,991 Less: Average Disallowed DTA $823 $858 $889 $886 $604 E Adjusted Average TCE $9,052 $8,972 $8,825 $8,675 $8,387 D / E Adjusted ROTCE 7.45% 8.26% 7.08% 7.08% 2.56%

20